UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2018

Longfin Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38192	81-5312393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16-017, 85 BROAD STREET, NEW YORK, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(646) 202-9550

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As reported in the Current Report on Form 8-K/A filed by Longfin Corp. (the “Company” or “Longfin”) on February 14, 2018, on February 13, 2018, the Company closed a private placement (the “Private Placement”) of convertible notes in aggregate principal amount of $52,700,000 (each, a “Note” and collectively, the “Notes”), consisting of a Series A Note in the principal amount of $ 10,095,941.18, and (ii) a Series B Note in the principal amount of $ 42,604,058.82, and (2) a warrant to purchase 751,894 shares of Longfin’s Class A common stock, par value $0.00001 per share (the “Class A Stock”), exercisable for a period of five years at an exercise price of $38.5493 per share (the “Warrant”), for consideration consisting of (i) a cash payment of $5,000,000, and (ii) a secured promissory note payable by the Investor to Longfin (collectively, the “Financing”). The Notes and the Warrant were issued pursuant to a Securities Purchase Agreement January 22, 2018, as amended by amendment No. 1 thereto dated February 12, 2018 (as so amended, the “Purchase Agreement”), by and among Longfin and an accredited investor within the meaning of the Securities Act of 1933, as amended (the “Purchaser”). Upon the closing of the Private Placement, the Company received net proceeds of $3.7 million after payment of placement agent fees and other expenses associated with the transaction. The Company used the net proceeds from the transaction for general business and working capital purposes.

As previously disclosed, on April 6, 2018, Longfin received a notice from the NASDAQ Stock Market LLC (“NASDAQ”), indicating that the Company was no longer in compliance with the NASDAQ Listing Rule 5250(c)(1) due to the Company’s inability to timely file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 and also on April 6, 2018, NASDAQ instituted a trading halt (the “Trading Halt”) in the Company’s Class A Stock. The continuance of the Trading Halt for a period of five trading days constituted an Event of Default under the Notes. Following the occurrence of an Event of Default, among other things, at the Purchaser’s election, the outstanding principal amount of the Notes, plus accrued but unpaid interest at a default interest rate of 18%, liquidated damages and other amounts owed through the date of acceleration, shall become, immediately due and payable in either cash or stock pursuant to the terms of the Notes. On April 13, 2018, the Purchaser notified the Company that it had elected to exercise its remedies with respect to requiring the Company to redeem the Series A Notes (the “Default Notice”). Pursuant to the Default Notice, the Purchaser has demanded that the Company pay the Event of Default Redemption Price of the Series A Note not later than Friday, April 20, 2018, which the Purchaser has calculated as $33.6 million if paid by such date. The Purchaser has not exercised its remedies with respect to requiring the Company to redeem the Series B Note, but in the Default Notice has reserved its rights with regard to such remedy regarding the Event of Default under the Series B Note. In addition to other remedies available to the Purchaser, the Company’s obligation to repay amounts due under the Series B is secured by a first priority security interest in and lien on the Investor Note, and such remedies can be exercised by the Purchaser without additional notice to the Company.

Following receipt of the Default Notice, the Company has entered into discussions with the Purchaser regarding the renegotiation of the terms of the Financing in light of the Trading Halt. If the Company is unable to successfully renegotiate the terms of the Financing, including receiving one or more waivers with respect to the ongoing default under the Notes, it will negatively impact its business and operations and could also lead to the reduction or suspension of the Company’s operations and ultimately force the Company to cease operations.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2018

LONGFIN CORP.

By:	/s/ Venkata Meenavalli
Name:	Venkata Meenavalli
Title:	Chairman

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